UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2023

AG Twin Brook BDC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01259	83-4184014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

AG Twin Brook BDC, Inc., a Delaware corporation (the “Company”), held a Special Meeting of Shareholders (the “Special Meeting”) on July 18, 2023. There were 9,672,357 shares of common stock of the Company entitled to vote at the Special Meeting. There was one matter voted upon by shareholders at the Special Meeting. The matter was approved by the Company’s shareholders and the voting results for such matter is set forth below.

1.The Company’s shareholders approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated May 19, 2023, by and between the Company and AG Twin Brook Capital Income Fund (“TCAP”), pursuant to which the Company will merge with and into TCAP, with TCAP continuing as the surviving company (the “Transaction”), and approval of the transactions contemplated by the Merger Agreement, including the Transaction.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,672,357	0	0	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Twin Brook BDC, Inc.

Dated: July 21, 2023	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer